UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 8, 2005
Date of Report (Date of earliest event reported)

AMH HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)

3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)

(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     On March 7, 2005, Associated Materials Incorporated (“AMI” or the “Company”) and AMH Holdings, Inc. (“AMH”) announced on its publicly accessible fourth quarter and year end earnings conference call that its capital expenditure estimate for fiscal 2005 is expected to be approximately $27 million, which includes approximately $6 million for the new window manufacturing plant in Yuma, Arizona. In addition, the Company expects that its sales growth for fiscal 2005 will be in the range of a high single-digit to low double-digit percentage increase. The Company also believes that for fiscal 2005 it will generate cash flow from operations of approximately $62 million to $67 million, resulting in estimated free cash flow of $35 million to $40 million, which represents cash flow from operations less capital expenditures. The Company also announced that it believes that AMI and AMH will have the ability to make loans or dividends to AMH Holdings II, Inc. in an amount sufficient for AMH II to make its required 2005 interest payments.

     The information furnished in this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

     This current report on Form 8-K contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI and AMH that are based on the beliefs of AMI’s and AMH’s management. When used in this current report on Form 8-K, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of AMI’s and AMH’s management with respect to the Company’s operations and results of operations regarding the home building industry, capital expenditures, sales growth, cash flow from operations, free cash flow, economy, interest rates, foreign currency exchange rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, market acceptance of price increases, national and regional trends in new housing starts, weather conditions, the Company’s ability to comply with certain financial covenants in loan documents governing its indebtedness, level of competition within its market, availability of alternative building products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek, shifts in market demand, and general economic conditions Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS INCORPORATED

DATE: March 7, 2005	By:	/s/ D. Keith LaVanway

D. Keith LaVanway Vice President — Finance, Chief Financial Officer, Treasurer and Secretary